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Exhibit 99.3

GRAPHIC PACKAGING INTERNATIONAL, INC.

        OFFERS TO EXCHANGE ANY AND ALL OUTSTANDING 8.50% SENIOR NOTES DUE 2011 AND 9.50% SENIOR SUBORDINATED NOTES DUE 2013, ISSUED ON AUGUST 8, 2003,
FOR AN EQUAL PRINCIPAL AMOUNT OF ITS 8.50% SENIOR NOTES DUE 2011 AND 9.50% SENIOR SUBORDINATED NOTES DUE 2013, RESPECTIVELY, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED                         , 2003

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated            , 2003 (as the same may be amended, supplemented or modified from time to time, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offers (each such exchange offer, individually, an "Exchange Offer" and, collectively, the "Exchange Offers") of Graphic Packaging International, Inc. (the "Company") to exchange its 8.50% Senior Notes due 2011 (the "New Senior Notes") and 9.50% Senior Subordinated Notes due 2013 (the "New Senior Subordinated Notes" and together with the New Senior Notes, the "New Notes"), which have been registered under the Securities Act of 1933, as amended, for its outstanding 8.50% Senior Notes due 2011 (the "Old Senior Notes) and 9.50% Senior Subordinated Notes due 2013 (the "Old Senior Subordinated Notes" and together with the Old Senior Notes, the "Old Notes"), respectively, issued on August 8, 2003, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreements, each dated August 8, 2003, relating to the Old Senior Notes and Old Senior Subordinated Notes, by and among the Company and the initial purchasers referred to therein.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 P.M., New York City time, on            2003, unless extended by the Company (such time and date as to each Exchange Offer, as the same may be extended, an "Expiration Date"). Any Old Notes tendered pursuant to the applicable Exchange Offer may be withdrawn at any time before the applicable Expiration Date. If the relevant Expiration Date has been extended, tenders pursuant to the applicable Exchange Offer as of the previously scheduled Expiration Date for such Exchange Offer may not be withdrawn after such previously scheduled Expiration Date.

        Your attention is directed to the following:

        1.     Each Exchange Offer is for any and all Old Notes of the relevant series.

        2.     Each Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offers—Conditions."

        3.     Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4.     Each Exchange Offer expires at 5:00 P.M., New York City time, on            , 2003, unless extended by the Company.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Graphic Packaging International, Inc. with respect to its Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

          $            of 8.50% Old Senior Notes due 2011.

          $            of 9.50% Old Senior Subordinated Notes due 2013.

        With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER $                        of Old Senior Notes held by you for the account of the undersigned (insert principal amount of Old Senior Notes to be tendered (if any)).

  ☐
  To TENDER $                        of Old Senior Subordinated Notes held by you for the account of the undersigned (insert principal amount of Old Senior Subordinated Notes to be tendered (if any)).

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  NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the applicable Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  SIGN HERE

Dated:	, 2003
Signature(s):
Print name(s) here:
Print Address(es):
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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  Exhibit 99.3
GRAPHIC PACKAGING INTERNATIONAL, INC.
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS